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THOMSON STREETEVENTS

CONFERENCE CALL TRANSCRIPT

QNTA - Q2 2004 QUANTA CAP HLDGS LTD EARNINGS CONFERENCE CALL

EVENT DATE/TIME: AUG. 03. 2004 / 9:00AM ET
EVENT DURATION: N/A


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QNTA - Q2 2004 QUANTA CAP HLDGS LTD EARNINGS CONFERENCE CALL
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CORPORATE PARTICIPANTS
AMANDA MULLIN
Quanta Capital Holdings - VP, Investor Relations

TOBEY RUSS
Quanta Capital Holdings - CEO

JOHN BRITTAIN
Quanta Capital Holdings - CFO


CONFERENCE CALL PARTICIPANTS
BEJUAN MOHANTY
Friedman Billings Ramsey - Analyst

RON BALDAN
Capital Returns - Analyst

CHRIS WINANS
Lehman Brothers - Analyst


PRESENTATION


--------------------------------------------------------------------------------
OPERATOR


Good day ladies and gentlemen, and welcome to your Quanta Capital Holdings second quarter earnings conference call.

(Operator Instructions)

I would now like to turn the presentation over to your host for today Mr. Amanda Mullin, Vice President of Investor Relations.


--------------------------------------------------------------------------------
AMANDA MULLIN - QUANTA CAPITAL HOLDINGS - VP, INVESTOR RELATIONS


Thank you.

Good morning everyone. Thank you for joining us today. Before we begin, I would like to note that this conference call contains forward-looking statements including statements regarding the company's performance for 2004 and beyond, and other statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on our estimates and assumptions and are subject to number of risks, uncertainties and other factors beyond the company's control, which may cause material differences in actual results. These risk factors are detailed in Quanta's amended Form S-1 declared effective by the SEC on May 13, 2004.

With that I would now like to turn the call over to Tobey Russ, Quanta's Chief Executive Officer. Tobey?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Good morning, everyone, and welcome to the call. Joining me on today's call is John Brittain, Quanta's Chief Financial Officer.

I will begin by providing an overview of our second quarter results, which reflect the significant progress we have made since we last spoke to you. After that I will turn the call over to John who will walk through our second quarter financial results in more detail. And finally I will make some remarks before we open the call up for questions.

The second quarter was an exciting and gratifying one for the company, marked by three noteworthy highlights. One, we continued to grow the business and implement our operating strategies as reflected, in part, by the increase in our direct specialty insurance line as a proportion of our total business. Two, we listed the company's shares on NASDAQ national market in

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May. And three, we recorded our first profitable quarter in less than nine months after the company commenced operations.

We believe these accomplishments are testament to the strength of our business model as well as the quality of our people and their focus and dedication to executing our operating plans. For those of you who are not familiar with Quanta's background, I would like to briefly note some of the key components of our business strategy.

First, we established company with a prudent capital structure, which would foster disciplined underwriting in what is proving to be a cyclical industry. Second, we focussed on hiring experienced staff with a high level of technical depth in their respective specialty line.

With our teams in place, we implemented a net present value/intrinsic value business model to facilitate our capital allocation and underwriting decision. Capital isallocated to business where we believe NPV returns on a risk-adjusted basis are greater than 20%. To reinforce this model, we implemented a unique cash compensation plan which directly align to the interest of our employees with those of our shareholders.

With these key components of our strategy in place, our short-term focus was to capitalize on the immediate opportunities we saw in the reinsurance market while we built the infrastructure necessary to enter the US specialty lines insurance business. Our direct lines are now ramping up and, as planned, are becoming a more significant contributor to overall financial results.

With this is the backdrop I would now like to give you a more detail view of progress during the second quarter by reviewing the performance in each of our three business segments.

First we are very pleased to see our specialty insurance lines become a more significant contributor to our overall results. Specialty insurance generated $46.9 million in net written premiums for the quarter, a 47% increase over net written premiums of $31.8 million in the first quarter.

Specialty insurance accounted for over 41% of our total net written premiums compared to 28% in the first quarter. Our efforts to our achieve our specialty lines objectives are facilitated by our ability to adjust our allocation of capital and to deploy it to those opportunities that are most attractive in an ever-changing market place. As this specialty line strategy fully develops we expect an increasingly positive impact on written premiums, earned premiums and ultimately on profitability.

Our specialty line performance for the second quarter was marked by especially strong result in our Marine, Technical Risks and Aviation line. These strong results was attributable in large part to the continued development of our residential builders and contractors program, which provide builders' risk, warranty, general liability and excess liability coverage for new home construction and accounted for $32 million in net written premiums during the second quarter.

This program requires highly technical focus, the application of rigorous underwriting standards and proactive risks management and, as such, fits well within Quanta's portfolio of product offerings. Going forward we will pursue other program opportunities, which need highly technical underwriting standards in financial thresholds.

In our other specialty line we have responded to softening market conditions by reducing the amount of capital we have committed to directors' and officers' lability and redeployed that capital to other specialty lines where we continue to see very attractive opportunities.

That said, we still saw a meaningful contribution from our professional lines of business, which reported net written premiums of $7.5 million in the second quarter. We are also very pleased with the development of our environmental business, which reported net written premiums of $4.8 million, and note that our fidelity lines business showed increased market penetration throughout the quarter, with net premiums of $1.8 million.

Finally our surety business commenced underwriting during the second quarter and we are very pleased to establish a specialty line in our portfolio.

To further support our specialty line strategy, we recently appointed Rob Fishman to the position of President of US Insurance. Prior to joining Quanta, Rob spent 10 years with Zurich North America, most recently as Executive Vice President and Chief Underwriting Officer. Prior to joining to Zurich, he was Vice President of the Lexington Insurance Company, an affiliate of AIG, and before that he served as Vice President of the Progressive Insurance.

We believe Rob brings a tremendous amount of industry experience and expertise in developing technical applications for his selection to Quanta and we look forward to his contribution that we assume leadership value at insurance division.

In our reinsurance business segment, net written premiums in the second quarter totaled $67.1 million. All of our reinsurance lines -- Casualty, Property and Marine -- delivered solid results during the quarter, reflecting our increase penetration in the reinsurance market place. We continue to work diligently towards running out and diversifying our portfolio and we are pleased with the progress we have made in this regard both geographically and by risks.

By line, our net return premium in reinsurance is as follows: Property accounted for $33.1 million in the quarter, Casualty reported $25.1 million and Marine and Technical and Aviation reported $8.4 million for the quarter.

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While we are seeing rates fall in certain sectors such as Commercial Property and Access Casualty, we continue to see attractive opportunities in Property Catastrophe and Specialty Casualty reinsurance. We believe our capital structure and focus on a small number of select opportunities enables us to position to our portfolio effectively to achieve net present value, returns and risks adjusted capital of greater than 20%.

Quanta Technical Services, our consulting segment, reported revenues of $8.3 million in the second quarter, most of which is attributable to our Environmental Strategies consulting business. This represents a 28% increase over the first quarter. This gain is due, in part, to our ability to recognize synergies between our consulting and underwriting business. Our consulting services are an important component of our ability to offer unique and technically advanced solutions to differentiate us in the marketplace.

Looking ahead, Quanta Technical Services will continue to grow its third party consulting capabilities. We believe QTS is a very cost effective tactical resource, in that we not only sell our services to third party but utilize them to support our underwriting efforts in the environmental line. Going forward QTS will support our underwriting and other specialty line as well.

In terms of our European operating plans, we continue to work with the Irish regulators who are detaining our license, which will allow us to operate in most of Europe. We are optimistic that we will receive the license some time in the third quarter. In anticipation of this we are building our European specialty line staff.

In addition, we are currently evaluating the possibility of establishing a low underwriting syndicate, which would further support our European specialty line strategy.

As this point I would like to ask John to walk you through our financial performance in more detail and then I will close the call with a few additional comments. John?


--------------------------------------------------------------------------------
JOHN BRITTAIN - QUANTA CAPITAL HOLDINGS - CFO


Thanks, Tobey. Also joining me today in the room is Jonathan Dodd, our Principal Accounting Officer.

For the second quarter net return premium totaled a $114.1 million, which compares to net return premium of a $112.5 million in the first quarter of 2004. We have no comparative financial data to report to the second quarter of 2003 because we only commenced operations in the fall of 2003.

Our reinsurance business segment reported $67.1 million in net return premium for the second quarter 2004 compared to $80.7 million for the first quarter of 2004, reflecting the seasonality of the January 2004 renewals. Our direct specialty insurance line segment grew significantly in the second quarter and reported $46.9 million of net written premiums, a 47% increase as compared to net return premium of $31.8 million for the first quarter of 2004.

Reflecting the continued growth and ramp up of our business, second quarter net premiums earned increased to $36.9 million as compared to 27$.2 million in the first quarter of 2004. Risk consulting revenues for the second quarter were $8.3 million; consulting revenues were derived largely from the operations of our environmental strategy corporation subsidiary, which are included in our consolidated results.

Net investment income excluding royalty losses was $3.3 million as of the second quarter. We continue to maintain high credit quality, short duration maturity, fixed income investment portfolio.

Total invested assets were $494 million as of June 30, and our portfolio's average credit quality was double of that. The average duration maturity was 2.6 years for investments as of the end of the second quarter.

Though rising interest rates negatively impacted on investment results in the second quarter, our bulk yields was 2.7% for the quarter and we are investing new funds at a higher current yield of approximately 3.2%. Our underwriting net loss ratio for the second quarter was 56.9% and our acquisition expense ratio was 22.6%, which compares favorably to our first quarter 2004 net loss ratio of 58.4% and acquisition expense ratio of 24.3%.

The 1.5-percentage point improvement in our loss ratio in the second quarter was due to the value and increasing contribution of our direct specialty line insurance segment to our overall business.

Total general administrative expenses for the second quarter were $14.6 million, which includes underwriting related G&A expenses of $12.3 million and $2.3 million of G&A expenses associated with our risk consulting business. On a sequential basis this compares favorably to $15.8 million of total G&A expenses for the first quarter.

As we discussed during our first quarter earnings call, we are now seeing the benefit of G&A expense margin improvement and efficiencies as return premiums ramp up then we grow our business. Going forward we will continue to look for improvement in our overhead expenses as a percentage of net return and earned premiums.

Our underwriting G&A expense ratio excluding consulting expenses improved almost 10.8% for the second quarter compared to 12% for the first quarter. Our underwriting combined ratio for the quarter was 90.3%, a 4.4-percentage point improvement over the first quarter-combined ratio of 94.7%.

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QNTA - Q2 2004 QUANTA CAP HLDGS LTD EARNINGS CONFERENCE CALL
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Net income for the quarter was $1.8 million or $0.03 per share. Net income excluding net royalty losses on investments for the second quarter was $2.6 million, or $0.05 per share, compared to a net loss excluding royalties and losses of $5.7 million or $0.10 per share for the first quarter of 2004. As of June 30, our shareholder equity was $478.6 million, which represents a book value per share of $8.33.

With that I would now like to turn the call back over to Tobey to give some final remarks.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Thank you, John.

Before we move to question and answers, I would like to take a moment to make some general remarks about the balance of this fiscal year and the current state of the property casualty market.

With respect to the remainder of 2004, it remains our intention to put all our available capital to work by year-end at a written premium to shareholders equity ratio of 1.1 to 1. To that end we continue to see opportunities that meet or exceed our financial hurdles for all of our available capital.

In an industry where the available surplus is, in acceptance, $350 billion, we believe Quanta represent less than 1 percentage point of the total. As such we can be highly selective in choosing those opportunities that meet or exceed our financial hurdles for our available capital.

Quanta's NPV intrinsic value business model will continue to play an important role in helping us make our capital allocation in underwriting decisions. In terms of general market trends, while we are seeing reduced rates in some areas such as Commercial Property and Casualty reinsurance, and in directors' and officers' liability, softer pricing and a shift in the pricing cycle for certain lines was not unexpected.

With this in mind we formed a company with a proven capital structure and rely upon our ability to identify a small number of very attractive opportunist and what are generally very deep and fragmented markets. We believe our specialty line strategy and our focus on technical- and information-based risk selection represents a true strategic advantage for Quanta, enables us to navigate a dynamic and constantly changing marketplace.

In closing I would like to say, again, how pleased we are to have reported our first profitable quarter, and we have achieved this milestone so quickly. We remain committed to increase in shareholder value, and to that end we are pleased to celebrate our listing on NASDAQ on May 14. We believe this step will enable us to continue to expand our shareholder base over the long term and give us greater access to the capital market and help us broaden our visibility in the investment community.

With that I would like to thank you for your time this morning and open the call up for any questions.


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QNTA - Q2 2004 QUANTA CAP HLDGS LTD EARNINGS CONFERENCE CALL
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QUESTION AND ANSWER


--------------------------------------------------------------------------------
OPERATOR


(Operator Instructions)

Your first question comes from Bejuan Mohanty (ph) of Friedman Billings.


--------------------------------------------------------------------------------
BEJUAN MOHANTY - FRIEDMAN BILLINGS RAMSEY - ANALYST


Hi, good morning everyone. I have two questions, the first question, where do you see the best opportunity in the TNT sector, in other words where do you get your back NPV results?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Hi, Bejuan, this is Tobey. In the specialty line business, as I think you know, we chose very specific technically-driven lines of business where the NPV results in our view are north of 20%. We haven't given specific guidance on exact NPV calculations by line of business.

Having said that each line, including our environmental business, our surety business, our fidelity and crime business and our professional lines of business, all meet or exceed that threshold by some margin.


--------------------------------------------------------------------------------
BEJUAN MOHANTY - FRIEDMAN BILLINGS RAMSEY - ANALYST


Great. It seems to me that your present capital is going to be fully utilized by the end of the year. How you guys have planned to finance additional growth beyond that?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Well, at the current provision we believe our capital is sufficient to fuel our growth for the balance of the year, and beyond that we will take a look, quite frankly, at the state of the insurance market place and whether or not organic growth and the growth of our capital base and naturally will position us throughout all of 2005.

But in the market place we are currently participating in, we don't have any current plan to change our capital structure.


--------------------------------------------------------------------------------
BEJUAN MOHANTY - FRIEDMAN BILLINGS RAMSEY - ANALYST


Thank you.


--------------------------------------------------------------------------------
OPERATOR


(Operator Instructions)

Your next question comes form Ron Baldan of Capital Returns (ph).


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


Hello. Congrats for the progress.

I have a question. If I heard you right, the residential builders program is, I guess pretty significant as compared to the total book, I think you said $32 million of net written premiums in the second quarter. Did I hear that right?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Yes, you did.


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


OK. Could you talk about the limits? I guess geographically, is that California business predominantly, what sort of limits are you offering? Is it -- I assume it's all not admitted(ph) paper because you're operating out of Bermuda. Can you talk about that program, how you produce it, how you underwrite it? Thanks a lot.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Absolutely. This is a program we are very excited about. We started doing business with this program in the first quarter. Having said that, the underwriting team, which is our Marine, Technical and Aviation business line, has actually been doing business with this program for many years. In other words, they were doing it prior to joining Quanta.

This is the program that we do with a firm called Home Buyer Warranty, and Home Buyer Warranty is one of the most widely recognized and respected names in the residential builders market. And we provide a highly sort of diversified program here covering all of the states in the United States. Some of the largest states, as you might expect, with include Texas, California and Florida.

But it's a highly diversified program. Average price per home is somewhere in the $200,000 to $250,000 range. The limits are quite small when compare to other lines of the business that we engaged in, and the coverage is that we provide include not only the warranty coverage but also builders risks as well as casualty, both primary and excess casualty.


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RON BALDAN - CAPITAL RETURNS - ANALYST


So, is this like I buy a house in the price range -- in that ballpark price range, and if my bowl breaks, this is sort of the warranty coverage that sort of new home buyers get? Or is this protecting the builder of the home against litigation brought against him from a handful of homeowners in the subdivision who aren't happy with something?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


On the warranty side -- and primarily included here are regional builders that become participants in this program -- and on the warranty side the coverage provides one year for workmanship, two years for systems, which would include things like boilers and ten years for structural defects rendering the home inhabitable.

On the builders' risk part of the program, we cover the actual property of the builder and the home while under construction, and then from a liability point of view, on the casualty side, we provide protection for the builder in the event of a claim against them during construction.


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


And so, I guess from a severity perspective the exposures focussed on the casualty protecting the builder, I guess or some sort of whatever systematic or sort of broader problem. What sort of limits, casualty limits are you offering?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


It would be hard for me, as I sit here today, to recite each individual limit under the program. If you are keenly interested in that, I can have someone get back to you --


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


OK. I will call in.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


-- Specific limit profile.


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


OK.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


As I said, relative to the other lines that we engage in where we put out much more significant end clients capacity, these are generally very small limit.


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


OK. And do you expect this growth -- obviously it's a meaningful percentage of the overall book. For the near term is this going to represent a significant percentage of the overall book as it did this most recent quarter?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Well, we don't give guidance on specific lines of business in terms of percentage of their total. Having said that, you know, this is a program that will continue beyond the second quarter throughout the year and hopefully for many years going forward.


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


Who is the carrier that heads the program before Quanta, stepped in any other program?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


The program which originally done by Swiss Re.


--------------------------------------------------------------------------------
RON BALDAN - CAPITAL RETURNS - ANALYST


OK. All right thanks lot. Continued good luck.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Thank you.


--------------------------------------------------------------------------------
OPERATOR


The next question comes from Chris Winans of Lehman Brother.


--------------------------------------------------------------------------------
CHRIS WINANS - LEHMAN BROTHERS - ANALYST


Hello. Just want you to talk a little bit about what it takes to see the business that you want to see that the brokers are showing around. In other words, are there are obstacles to using same-business -- what, you know, what are the -- how does Quanta play in the broker channel? Thanks.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


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Quanta has relationships with all of the major brokers as well as a great number of the regional brokers at this point. I don't really see any obstacles in terms -- or barriers in terms of the business that we see in any of the lines of the business that we engage in either on the reinsurance side or on the direct side.

We continue to enjoy a significant volume of submission and the ability, within that volume, to individually scrutinize everyone and pick those that meet the rigorous financial hurdles in underwriting criteria that we have in each line.

The -- well, from a distribution standpoint, you know, the you only other comment I would make is that on the geographic state-by-state regulatory hurdles that we face both in the admitted and non-admitted side of the business have, for the most part, been we have overcome. There are only few states left that we are not yet approved either from a non-admitted carrier or an admitted carrier at this juncture.


--------------------------------------------------------------------------------
CHRIS WINANS - LEHMAN BROTHERS - ANALYST


Well, what about the commission of fee structure that the brokers ask for you to -- you know, are there any issue there?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


I wouldn't say there are any issues there, at least not for Quanta. If you are referring to the commissions structures that are -- been identified in the press that they make -- brokers in particular are wrestling with, Quanta, like most companies, has PFAs with, at least, the major carriers in place and I think, as many others have noted, that that's a fairly usual and customary part of the practice.


--------------------------------------------------------------------------------
CHRIS WINANS - LEHMAN BROTHERS - ANALYST


OK, so that's -- you are not seeing any changes in that.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Not as of yet.


--------------------------------------------------------------------------------
CHRIS WINANS - LEHMAN BROTHERS - ANALYST


OK. You think you are going to see changes?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


I don't speculate on that.


--------------------------------------------------------------------------------
CHRIS WINANS - LEHMAN BROTHERS - ANALYST


OK. thanks.


--------------------------------------------------------------------------------
OPERATOR


We have a follow up question from Bejuan Mohanty.


--------------------------------------------------------------------------------
BEJUAN MOHANTY - FRIEDMAN BILLINGS RAMSEY - ANALYST


Good morning, I want to drill down a little bit more on that residential builders program. A number of questions there. First of all on the terms and conditions on those policies, do you have any stacking language in the policies? How do you deal with monitors, and do you control the data, do you control the claim, and how do you pay your producers?


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


All the underwriting guidelines in place were -- are Quanta's underwriting guidelines. We monitor the implementation of those guidelines as well as every individual builder and home that enters the program. In addition to each of the builders being evaluated and accepted as part of the program, an annual review on them is also done, and each new home that the builder intends to put into the program is individually evaluated.

So there are very rigorous underwriting guidelines that are established, not only for the builders where we look at their history, and not only their loss history but the quality of their construction. We accumulate all of the data, not only per builder but also in each of the geographic zones.

It's a part of our risk management system that we accumulate that data and it's part of the day-to-day review process that we go through in evaluating others program as been ramping up for us over the first two quarters.


--------------------------------------------------------------------------------
BEJUAN MOHANTY - FRIEDMAN BILLINGS RAMSEY - ANALYST


It is really not a program, is really individually underwritten products.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


It's a program in the sense that there are group of underwriters that accept to go through the evaluation process and accept builders into the program and accept individual homes into the program that needs certain standards that have been established by us.


--------------------------------------------------------------------------------
BEJUAN MOHANTY - FRIEDMAN BILLINGS RAMSEY - ANALYST


OK. Got it, thank you.


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OPERATOR


(Operator Instructions)

We have no questions at this time. I would now like to turn the call over, back over to Tobey Russ for closing remarks.


--------------------------------------------------------------------------------
TOBEY RUSS - QUANTA CAPITAL HOLDINGS - CEO


Thank you again for your time and attention. As we said we were quite pleased with the quarterly results and we look forward to speaking to you again at this time in quarter three. Thank you.



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